                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated December 23, 1999 (except as to Note 11 which is at February 16, 2000) with respect to the financial statements of Shaw FiberLink Ltd. -- FiberLink Division included in the Registration Statement (Form F-4) and related Prospectus of GT Group Telecom Inc. both dated May 30, 2000 for the registration of US$855,000,000 13 1/4% Senior Discount Notes Due 2010 of GT Group Telecom Inc.

Calgary, Canada                                            /s/ ERNST & YOUNG LLP
May 30, 2000